UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒                            Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Excelsior Funds Trust

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

Excelsior Funds

SPECIAL MEETING OF SHAREHOLDERS

March 14, 2008

We recently distributed proxy materials relating to a special meeting of shareholders of Excelsior Funds, scheduled for March 14, 2008, at 2:00 p.m., Eastern time. Your vote for this important meeting has not yet been received.

We encourage you to utilize one of the following options today to record your vote:

1.	By Phone: You may cast your vote by telephone by calling the toll-free number and entering the Control Number printed on the Proxy Card.

2.	By Internet: You may cast your vote on line by logging on to the Internet address printed on the enclosed Proxy Card, entering the Control Number printed on the Proxy Card and following the instructions on the Web site.

3.	By Mail: If you prefer to vote by mail, please complete the Proxy Card and return it in the enclosed postage-paid envelope.

Remember, your vote counts. Please vote today.

If you have any questions regarding the proposal, please call Computershare Fund Services, your Fund’s proxy agent, at 800.708.7953. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m., Eastern time.

Your vote will help reduce the need for additional solicitation efforts or costly meeting adjournments. As the special meeting approaches, certain shareholders of each Fund may receive a telephone call from a representative of Computershare Fund Services if their votes have not yet been received.

Thank you for your prompt attention to this matter.

18443/4-R1

Mutual Funds Regular Outbound Call Flow

“Hello, I’m trying to reach <s/h name>. Is he/she available? My name is              and I’m calling on a recorded line regarding your investment in the <fund name>.

We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back, so we’re calling to ask if you “would have any objections to voting along with the recommendations of your Board?”

Mutual Funds Regular Outbound Call Flow

“Hello, I’m trying to reach <s/h name>. Is he/she available? My name is              and I’m calling on a recorded line regarding your investment in the <fund name>.

We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back, so we’re calling to ask if you “would have any objections to voting along with the recommendations of your Board?”

Alternate Introduction Call Flows:

IF Investment is in a Trust:

My name is              and I’m calling on a recorded line regarding the investment in the <fund name> held in < Trust Name > for which you are listed as Trustee.

IF Investment is in a Custodial Acct for a Minor:

My name is              and I’m calling on a recorded line regarding the investment in the <fund name> you control as custodian for < name of minor >.

IF Investment is held by an Association or Club:

My name is              and I’m calling on a recorded line regarding the investment in the <fund name> held in < Association / Club Name > for which you are listed as contact.

IF Investment is in a Company Name: .

My name is              and I’m calling on a recorded line regarding the investment in the <fund name> held by < Company’s Name > for which you are listed as contact.

IF Investment is in 401 K / Pension Plan held by Company Name:

My name is              and I’m calling on a recorded line regarding the investment in the <fund name> held the < Company’s Name > < 401 K / Pension Plan > for which you are listed as contact person.